Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(10,418,536)
Unrealized Gain (Loss) on Market Value of Commodity Futures	9,921,295
Dividend Income	63,903
Interest Income	117,173
ETF Transaction Fees	350
Total Income (Loss)	$(315,815)

Expenses
General Partner Management Fees	$41,778
Professional Fees	26,188
Brokerage Commissions	6,106
Directors' Fees and insurance	2,374
NYMEX License Fee	1,045
Total Expenses	$77,491
Net Income (Loss)	$(393,306)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$87,556,300
Withdrawals (100,000 Shares)	(5,514,605)
Net Income (Loss)	(393,306)

Net Asset Value End of Month	$81,648,389
Net Asset Value Per Share (1,550,000 Shares)	$52.68

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596